Exhibit 1

Media Relations Jorge Pérez +52(81) 8888-4334 mr@cemex.com	Investor Relations Eduardo Rendón +52(81) 8888-4256 ir@cemex.com	Analyst Relations Luis Garza +52(81) 8888-4136 ir@cemex.com

CEMEX TO REPORT THIRD QUARTER RESULTS
ON OCTOBER 15, 2012

MONTERREY, MEXICO, OCTOBER 11, 2012– CEMEX, S.A.B. de C.V. ("CEMEX") (NYSE: CX), will be reporting its third quarter financial results on Monday, October 15, 2012.

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